EXHIBIT 10.1

SETTLEMENT AGREEMENT AND
MUTUAL GENERAL RELEASE
THIS SETTLEMENT AGREEMENT AND MUTUAL GENERAL RELEASE (“Settlement Agreement”) is made and entered into by and among Remark Media. Inc. (“Remark”), on the one hand, and Bombo Sports & Entertainment, LLC (“bombo”) and Robert S. Potter (“Potter”), on the other hand. Remark, bombo and Potter are referred to collectively as the “Parties” and singularly as a “Party.”
RECITALS
WHEREAS, on November 4, 2014, Remark filed a Complaint styled Remark Media, Inc. v. Bombo Sports & Entertainment, LLC and Robert S. Potter, United States District Court, District of Nevada, Case No. 2:14-cv-01851 (the “Litigation”), asserting claims for Breach of Contract~~,~~ and Fraud and Seeking Monetary Damages, Foreclosure on Collateral, Injunctive Relief, and Declaratory Judgment;
WHEREAS, in the Complaint, Remark sought, among other things, a declaration of the rights, duties and obligations of the parties with respect to collateral under February and April Loan Documents, compensatory and/or expectation damages, consequential and/or incidental damages, general, special and punitive damages, foreclosure upon assets described in a UCC

Financing Statement, injunctive relief, interest, costs of suit and other and further relief (all as described in the Complaint) (“Remark’s Prayer”);
WHEREAS, the Parties desire to avoid the costs of prosecuting and defending the Litigation, including any additional claims that Remark could have asserted against bombo and/or Potter and any claims that could have been asserted by bombo and/or Potter against Remark (collectively the “Potential Claims”), and to secure a full and complete settlement of the Litigation, Remark’s Prayer and the Potential Claims (collectively the “Settled Claims”).
NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the Parties enter into this Settlement Agreement on the terms set forth below.
TERMS OF AGREEMENT
1.    This Settlement Agreement is effective as of the last day of the signatures by the Parties below (the “Effective Date”).
2.    Upon the exchange of this Settlement Agreement executed by all Parties, each of the Parties, on its own behalf and, as applicable, on behalf of its parent corporations, subsidiaries, affiliates, successors and assigns and each of their respective past and present officers, directors, employees, individual members, shareholders, partners, investors, agents, attorneys, servants, lenders, and each of their respective spouses, representatives, beneficiaries, heirs, licensees and assignees, and each of them, separately and collectively (collectively the “Releasors”), hereby release each of the other Parties, and as applicable, such other Party’s parent corporations, subsidiaries, affiliates, successors and assigns and each of their respective past and present officers, directors, employees, individual members, shareholders, partners, investors, agents, attorneys, servants, lenders, and each of their respective spouses, representatives, beneficiaries, heirs, licensees and assignees, and each of them, separately and collectively (collectively the “Releasees”), from any and all claims, liens, demands, causes of action, obligations, damages and liabilities of any nature whatsoever, known or unknown, suspected or unsuspected, that said individuals and entities ever had, now have or may claim to have had against the Releasees concerning the substance of the Settled Claims as they may have existed as of the Effective Date (the “Released Matters”). For the avoidance of doubt, all agreements between any of the Remark Releasors and Potter, including but not limited to the February and April Loan Documents, are forever extinguished with no further obligation on the part of any Party thereto (Remark will cooperate with Potter and bombo (who bear primary responsibility for preparing the necessary documents) to cause any UCC or other similar filing or recording against Potter and/or bombo to be withdrawn, extinguished or otherwise inoperative as soon is reasonably practicable).

4.     Within a reasonable time period of Remark’s counsel’s receipt of this Settlement Agreement executed by bombo and Potter, Remark’s counsel will, with cooperation from counsel for bombo and Potter, cause a Stipulation of Dismissal with Prejudice to be submitted in the Litigation. The Parties agree to take any and all actions necessary to effect such dismissal. The parties will make their best efforts to have the stipulation filed as soon as is reasonably practicable. If one Party is dissatisfied with the cooperation of the other Party, that Party can file a motion for dismissal with prejudice based on this Settlement Agreement and attach this Settlement Agreement as an exhibit to the motion to dismiss.
5.     Insofar as the Released Matters are concerned, the Releasors expressly waive and relinquish any right or benefit available to them in any capacity under the provisions of section 1542 of the Civil Code of California, or any other statute or legal principle with similar effect, which provides:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

3.    Each Party will bear its own legal fees and costs incurred in the Litigation, including such fees and costs as are necessary to consummate this Settlement Agreement except as provided otherwise in the Agreement.
4.    This Settlement Agreement is governed by, and is to be interpreted according to, the laws of the State of Nevada, without regard to any conflict of laws. The venue for any dispute shall be the federal/state courts located in Las Vegas, Nevada and the Parties submit to Nevada jurisdiction for such purposes. In the case of a dispute, the prevailing party shall be awarded its reasonable costs, including attorneys’ fees. The definition of a prevailing party will depend on an evaluation of the dispute as a whole and the party most successful in the action. The defending party is on an equal footing with the party prosecuting claims, and the prosecuting party will not be considered the prevailing party simply by obtaining a recovery of some sort. If the defending party is the more successful party, the defending party will be the prevailing party.
5.    Each Party represents and warrants that no other person or entity has or has had any interest in the claims, demands, obligations, or causes of action referred to in this Settlement Agreement, that it has the sole right, exclusive authority, and capacity to execute this Settlement Agreement, and that it has not sold, assigned, transferred, conveyed, or otherwise disposed of any claim or demand, or any portion of or interest in any claim or demand, relating to any matter covered hereby.
6.    Each Party represents and agrees that this Settlement Agreement is binding upon itself and, as applicable, its parents, subsidiaries and affiliates and each of their respective successors and assigns.
7.    The Parties understand and agree that this Settlement Agreement may not be modified except in a writing signed by all Parties.
8.    Counsel for the respective Parties have reviewed and revised this Settlement Agreement. The rule of construction that ambiguities in an agreement can be construed against the party responsible for drafting the agreement or otherwise causing an ambiguity shall not be applied to this Settlement Agreement. Each Party waives California Civil Code Section 1654 and any other statutory or common law principle of similar effect.
9.    This Settlement Agreement neither constitutes nor should be construed as an admission by any Party of any matters alleged by any other Party in the Litigation or in any correspondence or other communications between the Parties or their respective counsel, or of any other liability or wrongdoing whatsoever, all of which is expressly denied.
10.    It is agreed by the Parties that the terms of the settlement herein shall remain confidential and shall not be communicated by the Parties or by any of their respective agents, servants, employees, attorneys or other representatives to any other person, firm or entity, except as provided herein. No reference to the Litigation however described, or the settlement entered into by the Parties, shall be reported, mentioned or described in any fashion to the media or any publication, nor shall it be mentioned or described in any fashion on the internet, except as provided herein. Notwithstanding the foregoing, the Parties may disclose such information as the existence of the Litigation and the claims asserted therein, and may disclose the terms, condition, negotiation, or implementation of this Settlement Agreement only as follows:
a.     As required by order of court, or as required by law, or as required to be disclosed to any governmental agency or included in public filings such as those with the Securities and Exchange Commission; or
b.     To the Parties’ auditors, tax preparers, attorneys or accountants for tax filing purposes or required public reports such as those with the Securities and Exchange Commission; or
c.     As necessary in any action or proceeding brought to enforce the terms of this Settlement Agreement; or
d.     By mutual written agreement of the Parties.

In addition, each of the Parties hereto agrees to not publicly disparage any other Party hereto.
11.    The Parties acknowledge and agree that: (a) no other consideration other than as provided for by this Settlement Agreement has been, is being or will be paid or furnished; (b) no representations or warranties have been or are being made by any Party to any other Party unless expressly set forth in this Settlement Agreement; and (c) this Settlement Agreement sets forth the entire agreement between the Parties hereto with respect to settlement of the Litigation, and fully supersedes any and all prior and contemporaneous agreements or understandings, whether oral or written, pertaining to the subject matter hereof; and (d) in connection with settlement of the Litigation, each Party affirms that it has not relied upon anything said or done by the other Party outside of the content of this Settlement Agreement.
12.    The provisions of this Settlement Agreement are severable, and if any part of it is found to be unenforceable, the other parts shall remain fully valid and enforceable to the extent consistent with the intent of this Settlement Agreement as a whole.
13.    Each Party acknowledges and agrees that it has freely and voluntarily entered into and executed this Settlement Agreement, that it has been represented by legal counsel of its own choosing throughout all negotiations that preceded the execution of this Settlement Agreement, and that it has executed this Settlement Agreement with advice of such legal counsel.
14.    This document may be executed in duplicate originals. Delivery to the other Party of a facsimile or PDF copy of the executed Settlement Agreement shall have the same force and effect as execution of an original.
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15.    Each Party agrees to execute any additional documents, agreements or notices reasonably necessary to effectuate the terms of this Settlement Agreement.

Executed at	Las Vegas, NV	this	24th	day of	July	2015,

By
/s/ Douglas Osrow
Douglas Osrow
(print name)
CFO
(title)
For Remark Media, Inc.

Executed at	NY, NY	this	28th	day of	July	2015,

By
/s/ Robert S. Potter
Robert S. Potter
(print name)
CEO
(title)
For Bombo Sports & Entertainment, LLC

Executed at	NY, NY	this	28th	day of	July	2015,

By
/s/ Robert S. Potter
Robert S. Potter

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